UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, California   95113
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is being filed to revise the second paragraph under Item 4.01 of the disclosure to refer to the consolidated financial statements for the years ended December 31, 2004 and 2003. This amendment also includes the updated letter from the former accountants stating whether the accountant agrees with the statements made in the revised Form 8-K. A copy of the updated letter is included as an exhibit to this report.

ITEM 3.03 Material Modification to Rights of Security Holders.

At its meeting held on May 26, 2005, the Board of Directors approved an amendment to the Company’s Bylaws that eliminates the classification of the Company's Board of Directors and requires each director to stand for election on an annual basis. A copy of the amendment is included as an exhibit to this report. The amendment was approved by a majority of the issued and outstanding shares of the Company's common stock.

At its meeting held on May 26, 2005, the Company’s shareholders also approved an amendment to the Company's Articles of Incorporation to permit shareholders to exercise cumulative voting in the election of the Board of Directors. The amendment was approved by a majority of the issued and outstanding shares of the Company's common stock. A copy of the amendment is included as an exhibit to this report.

ITEM 4.01 Change in Registrant’s Certifying Accountant.

On May 26, 2005, the Audit Committee of the Registrant’s Board of Directors dismissed Deloitte & Touche LLP (“Deloitte”) as the Registrant’s independent certifying accountant. The Audit Committee’s decision was ratified by the Board of Directors as a whole.

Deloitte’s reports on the Registrant’s consolidated financial statements for the years ended December 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years and the subsequent interim period through the date of Deloitte’s dismissal, there were no disagreements between the Registrant and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

During the Registrant’s two most recent fiscal years and the subsequent interim period through the date of Deloitte’s dismissal there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows: Deloitte’s report on the Registrant’s internal control over financial reporting dated March 30, 2005 expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 because of a material weakness. The following material weakness had been identified and included in management’s assessment: The Company did not design and implement controls over the selection and application of accounting policies for complex, non-routine transactions. The Audit Committee has discussed this matter with Deloitte. Deloitte has been authorized to respond fully to the inquiries of the successor independent registered public accounting firm.

Effective May 26, 2005, the Registrant selected Crowe Chizek and Company LLC as its new independent registered public accounting firm. During the two most recent years and the subsequent interim period to the date hereof, the Registrant did not consult with Crowe Chizek and Company LLC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 8.01 Other Events

At its meeting held May 26, 2005, the Registrant’s Board of Directors authorized the Registrant to extend its stock repurchase program to December 31, 2005.

ITEM 9.01 Financial Statements and Exhibits

(C) Exhibits

3.1 Certificate of Amendment of Articles of Incorporation

3.2 Amendment to Bylaws

16.1 Letter from Deloitte & Touche LLP regarding change in certifying accountant

16.2 Updated letter from Deloitte & Touch LLP regarding the amendment of the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2005    Heritage Commerce Corp

By: /s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
----------------------------	------------------------------------------------------------------------
3.1	Certificate of Amendment of Articles of Incorporation
3.2	Amendment to Bylaws
16.1	Letter from Deloitte & Touche LLP regarding change in certifying accountant
16.2	Updated letter from Deloitte & Touche LLP regarding the amendment of the Form 8-K